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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 17, 2010

Nortek, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34697	05-0314991
(Commission File Number)	(I.R.S. Employer Identification No.)

50 Kennedy Plaza, Providence, Rhode Island	02903-2360
(Address of Principal Executive Offices)	(Zip Code)

(401) 751-1600
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01    COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On December 17, 2010, the Nortek, Inc. (the “Company”) announced it has completed the previously announced acquisition of Ergotron, Inc. (“Ergotron”), a privately held company based in St. Paul, Minnesota. Pursuant to the terms of the merger agreement, the Company paid aggregate consideration of approximately $280 million on a cash and debt free basis for all of the outstanding common stock of Ergotron.

For the twelve months ended September 30, 2010, Ergotron had unaudited net sales, operating earnings and depreciation and amortization expense of approximately $190 million, $28 million and $5 million respectively.

Ergotron is a global leader in the design, manufacture and marketing of innovative, ergonomic mounting and mobility products for computer monitors, notebooks and flat panel displays in the United States and other parts of the world. Ergotron's products include mounts, arms, carts and workstations that attach to a variety of display devices. Ergotron sells its products under its own brand to I.T. distributors and resellers as well as to leading OEM partners in the personal computer industry.

Item 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

99.1    Press release, dated December 17, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        NORTEK, INC.

By: /s/ Edward J. Cooney
Name: Edward J. Cooney
Title: Vice President and Treasurer

Date: December 21, 2010

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

99.1	Press release, dated December 17, 2010.